EXHIBIT 12.1
                                          CONSENT OF PriceWaterhouseCoopers LLP


                       Consent of Independent Accountants

            We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (Registration No. 333-05972) of COLT Telecom Group plc and in the Registration Statement on Form S-8 (Registration No. 333-8362) of COLT Telecom Group plc, of our report dated 26 February 2003 relating to the consolidated financial statements and the financial statement schedules, which is incorporated in this Annual Report on Form 20-F.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Chartered Accountants and Registered Auditors
London
England

27 June 2003